EXHIBIT 10.3

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (“Supplemental Agreement”) is dated and effective as of June 21, 2006 and is between TARH E&P Holdings, L.P. (“TARH”) and Foothills Texas, Inc. (“Foothills”). TARH and Foothills may hereinafter be referred to as “Party” or collectively as “Parties.”

This Supplemental Agreement relates to (i) that certain Purchase and Sale Agreement dated as of June 21, 2006 relating to Foothills’ purchase of all of TARH’s right, title and interest in and to certain crude oil and natural gas properties, and associated assets, located in Goose Creek Field and East Goose Creek Field, Harris County, Texas (the “Harris County Assets”), which agreement shall hereinafter be referred to as the “Harris County Agreement”; and (ii) that certain Purchase and Sale Agreement dated as of June 21, 2006 relating to Foothills’ purchase of all of TARH’s right, title and interest in and to certain crude oil and natural gas properties, and associated assets, located in Cleveland Field, Liberty County, Texas and in Saratoga Field, Hardin County, Texas, (the “Cleveland and Saratoga Assets”), which agreement shall hereinafter be referred to as the “Cleveland and Saratoga Agreement.”

The Harris County Assets and the Cleveland and Saratoga Assets are sometimes hereinafter collectively referred to as the “Assets.” The Harris County Agreement and the Cleveland and Saratoga Agreement are sometimes hereinafter collectively referred to as the “Purchase Agreements.”

Terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreements.

In consideration of the mutual covenants and agreements contained herein and in the Purchase Agreements, the Parties hereby agree as follows:

1.
The transactions contemplated by each of the Purchase Agreements shall close simultaneously and it shall be a condition to closing under each Purchase Agreement that the Closing contemplated by such Purchase Agreement shall not occur unless it occurs simultaneously with the transaction contemplated by the other Purchase Agreement.

2.
Any occurrence of a default under the terms of Article 17 of either Purchase Agreement shall constitute an event of default under Article 17 of both Purchase Agreements and shall entitle the non-defaulting Party to the remedies set forth in Article 17 of both Purchase Agreements.

3.
For purposes of Article 8 of each Purchase Agreement, the Aggregate Title Defect Value shall be determined by including all Title Defects relating to both the Harris County Assets and the Cleveland and Saratoga Assets, subject to exclusion of all Minimal Title Defects relating to any of the Assets. For purposes of Article 8 of each Purchase Agreement, the determination whether or not the Aggregate Title Defect Value exceeds 5% of the Purchase Price shall be determined by reference to the combined Purchase Price for the Assets under the terms of both Purchase Agreements.

4.
For purposes of Article 10 of each Purchase Agreement, the Aggregate Environmental Defect Value shall be determined by including all Environmental Defects relating to both the Harris County Assets and the Cleveland and Saratoga Assets, subject to the exclusion of all Minimal Environmental Defects relating to any of the Assets. For purposes of Article 10 of each Purchase Agreement, the determination whether or not the Aggregate Environmental Defect Value exceeds 5% of the Purchase Price shall be determined by reference to the combined Purchase Price for the Assets under the terms of both Purchase Agreements.

5.
For purposes of Article 16 of each Purchase Agreement, the determination of whether or not any Casualty Loss, as defined in the Purchase Agreements, exceeds 5% of the Purchase Price shall be determined by reference to the combined Purchase Price paid for the Assets under the terms of both Purchase Agreements.

6.
For purposes of Article 3.3 of each Purchase Agreement, any adjustments to the Purchase Price shall be made to the stock portion of the combined Purchase Price paid for the Assets under the terms of both Purchase Agreements, and no adjustments shall be made to the cash portion of the combined Purchase Price paid for the Assets under the terms of both Purchase Agreements.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement as of the date first written above, but effective the Effective Time.

TARH E&P Holdings, L.P.

By: /s/ Troy Gieselman_______________
Troy Gieselman
Secretary

FOOTHILLS TEXAS, INC.

By: /s/ Dennis B. Tower_______________
Dennis B. Tower
Chief Executive Officer